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                                                                   EXHIBIT 10.33


                                    NET LEASE

                    THIS LEASE is effective, May 1, 2000, by and between CONEWAGO CONTRACTORS, INC., a Pennsylvania corporation, having an office at 660 Edgegrove Road, P. 0. Box 688, Hanover, Pennsylvania 17331, (the "Lessor") and PENNSYLVANIA INTERNATIONAL DISTRIBUTION SERVICES, INC., a Nevada corporation, having an office at 3360 Industrial Road, Harrisburg, Pennsylvania 17101 (the "Lessee")

                                    ARTICLE I

                                LEASE OF PREMISES

                    Section 1. Lease. Lessor does hereby lease to Lessee the Leased Premises (as hereinafter defined), upon the following terms and conditions, and Lessor and Lessee hereby covenant and agree to abide by and perform each and every provision hereof. The "Leased Premises" shall mean the approximately 59,723 square feet of warehouse space (with six (6) dock doors and one (1) drive-in door) of a 210,000 square foot, single story masonry structure, which is located at 3360 Industrial Road, Harrisburg, Dauphin County Pennsylvania, 17110 (the "Building"), together with the truck ramp, loading docks, landings and sidewalks shown hachured on Exhibit "A" attached hereto and made a part hereof. The leaseable area is calculated based on outside measurements of the Building and the center of all common interior walls. The Lessee acknowledges and agrees that for all purposes under this Lease, the area of the Leased Premises is 59,723 square feet. All square footage of the Building is considered leaseable and there are no common vestibules or common restrooms. The approximately 17 acre parcel of real estate, the Building, and all other improvements thereon are sometimes collectively referred to as the "Property." The Building, Common Areas (as defined in Article VII) and other improvements on the Property may be altered, reduced, expanded, added to or replaced, from time to time by Lessor, under and subject to the terms of this Lease, including the covenant of Lessee's quite enjoyment contained in Article XVI, hereof. The Lessor shall have the right to adopt, and subsequently to modify and supplement, rules and regulations for the Property (as hereinafter defined), from time to time, in the Lessor's sole discretion, provided such rules and regulations are reasonable and apply equally to all similarly situated tenants. Lessee shall have access to the Leased Premises on a "24 hours a day, 7 days a week" basis so long as Lessee is in compliance with the terms of the Lease.

                    Section 2. License. Lessor also grants to Lessee, its employees, customers, contractors and invitees, an irrevocable, non-exclusive license in common with the other tenants and occupants of the Property for the use of the Common Areas (as defined in Article VII). Lessee shall have an irrevocable, exclusive license to use the thirty-five (35) automobile parking spaces and an irrevocable, non-exclusive license in common with other tenants and occupants of the Property for the use of the sixteen (16) automobile parking spaces. all as shown on Exhibit A.


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                                   ARTICLE II

                                      RENT

         Section 1. Rent.

         (a) Commencing on the Rent Commencement Date (as defined in Section 3, below) and through and including the day before the first anniversary of the Rent Commencement Date, Rent shall be One Hundred Ninety-Four Thousand One Hundred and 00/100th Dollars ($194,100.00) per year (59,723 square feet x $3.25 per square foot) payable in advance in equal, consecutive monthly installments of Sixteen Thousand One Hundred Seventy-Five and 00/100th Dollars ($16,175.00), without notice, setoff, deduction or demand, not later than the first day of each calendar month during the Term (as defined in Article III). The Rent during the Term shall be increased effective of each anniversary of the Rent Commencement Date by $.10 per square foot, resulting in the following Rent schedule:


Rent Adjustment Date            Annual Rent                    Monthly Rent

May 1, 2001                     $200,076.00                    $16,673.00
May 1, 2002                     $206,040.00                    $17,170.00
May 1, 2003                     $212,016.00                    $17,668.00


         (b) Any payment of Rent which is received by Lessor on or after the tenth day of the month when due shall be subject to a late payment fee of five percent (5%) of the amount of the Rent being remitted.

                   Section 2. Additional Rent. In addition to the payment of Rent, under Section 1, above, the Lessee shall pay Lessee's Proportionate Share (as defined in Article VII) of(i) Common Area Maintenance Expenses, pursuant to
Article VII, (ii) Taxes, pursuant to Article VIII and (iii) insurance premiums, pursuant to Article IX which are hereinafter referred to collectively and separately from time to time as Additional Rent. Payments of Additional Rent shall be due and shall be paid on the same date each month as the Rent. All provisions of this Lease applicable to the payment of the Rent shall also be applicable to the payment of the Additional Rent.

                    Section 3. Rent Commencement Date. The Rent Commencement Date shall be May 1, 2000. The Rent shall be due on the first day of each successive month.




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                                  ARTICLE III

                                      TERM

                    Section 1. Term. The Term shall begin on the Rent Commencement Date and end at 11:59 P.M., E.S.T. on April 30, 2004.


                                   ARTICLE IV

                                NET BASIS LEASE

                    Except as expressly provided herein to the contrary, it is intended that the Rent provided for in this Lease shall be an absolute net return to Lessor (exclusive of any debt service and income taxes of Lessor) for the Term. free of any expenses or charges whatsoever with respect to the Leased Premises.

                                    ARTICLE V

                             USE OF LEASED PREMISES

                    The Leased premises may be used for the operation of a warehouse/distribution facility and incidental office space. With prior written approval of Lessor. which shall not unreasonably be withheld, the Leased Premises may be used for any other lawful use which does not increase the wear and tear on the Leased Premises above that is likely to be caused by the enumerated uses, or increase the risk of fires or other casualty, or result in a greater quantity of or materially different hazardous materials stored on the Leased Premises, than such risks or materials resulting from the above stated permitted uses. Regardless of the foregoing, manufacturing and/or retailing shall not be conducted on the Leased Premises.

                                  ARTICLE VI

                                 UTILITY CHARGES

                    Lessee shall pay and be liable for all charges for fuel, electricity, water, gas, telephone service, sewage, garbage collection and other utilities (collectively the "Utility Charges") to be furnished to the Leased Premises during the Term of this Lease. Currently, none of the utility services for the Leased Premises are separately metered. Landlord will use its best efforts during the Term. to have the electric and gas utility services separately metered. When that occurs, the Lessee shall pay for the cost of electric and gas service directly to the utility service provider. The water and sewer service shall not be separately metered. Lessee's Utility Charges for any utility which is not separately metered shall be determined by Lessee's proportionate share, as defined in Article VII. Lessor shall bill Lessee monthly or quarterly, as applicable for Lessee's Proportionate Share of Utility Charges which are not separately metered based upon the actual Utility Charges for



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the Building for the month or quarter, as applicable. If the Lessor is successful in providing separately metered electrical service, Lessor will provide, at Lessor's cost, a 200 amp three phase electric service to the Leased Premises.


                                   ARTICLE VII

                              COMMON AREA EXPENSES

                    Section 1. The Lessee agrees to pay to Lessor as Additional Rent its Proportionate Share (as hereinafter defined) of the costs, expenses, and charges (as defined in Sections 6 and 7, below) (the "Common Area Maintenance Expenses") incurred by Lessor in the repair, operation, and maintenance of the Common Areas (as defined in Section 9, below). Lessee's "Proportionate Share" shall be a fraction, the numerator of which is 59,723 square feet and the denominator of which is 210,000 square feet. The denominator utilized in determining Lessee's Proportionate Share shall be increased when and if Lessor constructs additional leasable space. In such event, the denominator shall be increased by the square footage of the additional leasable space and the increase shall be effective on the date on which the Lessor obtains a final occupancy permit for the additional leasable space.

                    Section 2. On the Rent Commencement Date and on or before the commencement of any calendar year thereafter during the Term, Lessor may deliver to Lessee a written estimate of any Common Area Maintenance Expenses which may be due hereunder during the coming calendar year. For each month during the calendar year to which the estimated Common Area Maintenance Expenses are applicable, Lessee shall pay one-twelfth of the amount of the estimated Common Area Maintenance Expenses for that particular calendar year when the Rent for each month is due and payable.

                    Section 3. A statement showing the actual Common Area Maintenance Expenses (hereinafter referred to as "Statement of Actual Common Area Maintenance Charges") shall be delivered by Lessor to Lessee within ninety
(90) days after the end of any calendar year in which Estimated Common Area Maintenance Expenses were paid by Lessee or due Lessor. Within thirty (30) days after the delivery by Lessor to Lessee of a Statement of Actual Common Area Maintenance Expenses, Lessee shall pay to Lessor the amount by which the actual Common Area Maintenance Expenses exceed the amount paid by Lessee as estimated Common Area Maintenance Expenses. If the amount which the Lessee paid during the calendar year as estimated Common Area Maintenance Expenses exceeds the amount set forth on the Statement of Actual Common Area Maintenance Expenses, Lessor shall, at its option, either (i) credit the excess against the payment of Rent due from Tenant within thirty (30) days after the delivery of the Statement of Actual Common Area Expenses, or (ii) refund such excess amount to Lessee within thirty (30) days to Lessee within thirty (30) days after the delivery of the Statement of Actual Common Area Expenses.






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                    Section 4. Lessee shall have a period of one (1) year
from delivery by Lessor to Lessee of a Statement of Actual Common Area Maintenance Expenses to audit Lessor's books and records, at Lessee's cost, to determine the accuracy of said Statement. Lessor's books and records shall be kept at Lessor's office at the address set forth at the beginning of this Lease, or such other address as Lessor may notify Lessee in writing. If Lessee fails to audit Lessor's books within the one year period following the delivery of the Statement, then Lessee shall be deemed to have accepted the Statement and waived its rights to object to the amounts set forth on the Statement. If Lessee's audit determines that the Statement overstated Lessor's actual Common Area Maintenance Expenses by more than five percent (5%), then Lessor shall reimburse Lessee for the reasonable cost of Lessee's audit.

                    Section 5. The computations set forth in this Paragraph shall be made on a calendar year basis, except if the Rent Commencement Date is other than the first day of a calendar year, or if the Term terminates or expires on a day other than the last day of a calendar year. In such event the computations shall be made on the basis of the proportion that the number of days that this Lease was in effect for such calendar year in which the Rent Commencement Date or termination or expiration date occurred bears to 365.

                    Section 6. Common Area Maintenance Expenses shall mean any and all costs and expenses paid or incurred by Lessor during the Term for maintaining, repairing, insuring, lighting, cleaning, signing, operating and replacing the Common Areas, as defined in Section 9, below, including, but not limited to, removal of water, snow, ice, trash and debris (this does not include the areas which are part of or exclusively serve the Leased Premises and for which Lessee is responsible for removing ice and snow as provided in Article XII, Section 2); repairing, repaving and restriping parking and drive areas; operating, maintaining, repairing and replacing the fire pump building and equipment serving the Property; operating, maintaining, repairing and replacing the lighting serving the Common Areas; maintaining, repairing and replacing sanitary sewer lines and other utilities lines, pipes and conduits, serving the Property (which are not for the exclusive use of a lessee): landscaping, including planting, replanting and grass cutting; cost of water services, if any, for the non-exclusive use of the lessees; establishment of reasonable reserves for anticipated future capital expenditures for repaving the parking and drive areas and replacing light fixtures and other facilities which are part of the Common Areas (all capital expenditures shall be amortized over the useful life in accordance with generally accepted accounting principles); and an administrative fee of five percent (5%) of the Common Area Expenses.

                   Section 7. Notwithstanding anything contained in Section 1 or Section 6 of this Article, or elsewhere in this Lease, no expense incurred for the following shall be included in Common Area Maintenance Expenses:

                    (a) Any repairs to the Building, including the Leased Premises, where the occurrence causing the damage or loss necessitating repair is reimbursed by insurance carried by Lessor; provided that Lessor's deductible payment of not more



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          than $1,000 for an insurance claim is includable in the Common Area
          Maintenance Expenses.

                    (b) Leasing or procuring new tenants, including leasing commissions paid to agents of Lessor or other brokers.

                    (c) Renovating space for new tenants or in renovating space vacated by any tenant.

                    (d) Cost of painting and decorating the interior premises of other tenants (however. the Common Area Maintenance Expenses shall include the cost of painting and otherwise maintaining the exterior walls of the Building).

                    (e) Income, capital stock, estate or inheritance taxes payable by Lessor, providing the same shall not have been levied as a substitute for or supplement to real property taxes.

                    (f) Costs incurred by Lessor for Lessee's alterations.

                    (g) Interest on debt or amortization payments on any mortgage or mortgages.

                    (h) Any cost or expense of any nature whatsoever which Lessor shall incur in connection with the operation of the Building which is specifically reimbursed to the Lessor from any source, charged directly to the lessee on whose behalf it is incurred (whether or not the same shall finally be paid), or for which Lessor is otherwise compensated or recoups such expense by way of setoff, reduction of recovery allowed, or otherwise.

                    (i) Lessee's pro rata share of the Common Area Maintenance Expenses shall always be based upon the ratio of the area of the Leased Premises to the rentable floor space of the entire Building, whether or not the entire Building has been leased by Lessors.

                    Section 8. Any dispute which may arise between the Lessor and Lessee pertaining to the payment by Lessee of its Proportionate Share of the Common Area Maintenance Expenses, or Taxes or insurance premiums (as provided in Articles VIII and IX respectively) shall be resolved, at the election of either party, by compulsory arbitration in the manner provided in this Section. The party invoking arbitration shall deliver to the other party a list of five licensed commercial real estate brokers with offices within Cumberland and/or Dauphin Counties, Pennsylvania and the other party shall select a broker from the list to serve as the arbitrator. If the person so selected declines to serve, a new list shall be prepared and the process repeated as necessary. The arbitration shall be conducted under the auspices of the American Arbitration





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Association (or on such other basis as the parties may agree) on an expedited basis. Such determination shall be final and binding upon the parties and not subject to appeal in the absence of fraud, and the prevailing party may enforce the determination by application for entry of judgment in any court of competent jurisdiction or by other procedures established by law. The cost of the arbitrator and the attorney fees of the prevailing party shall be paid by the losing party. The Lessee shall pay any Common Area Maintenance Expenses, Taxes or insurance amounts which are not in dispute. The amounts which are in dispute and subject to arbitration shall be paid into an interest bearing escrow account mutually established by the parties at a bank or other financial institution and the funds shall be released to the parties in accordance with the arbitrator's determination.

                    Section 9. Lessor agrees to maintain and keep in repair all Common Areas related to the Leased Premises, Building or Property. The "Common Areas" shall mean all areas, space, equipment and special services now, or at any time hereafter, provided or designated by Lessor for parking and ingress and egress, and/or for the common and joint use and be&it of occupants of the Building, including, without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, retaining and decorative ponds, site lighting, truck serviceways, loading docks, courts, stairs, ramps, common doors and entries. signage, trash enclosures, and sidewalks, and storm water, sanitary sewer and other utility lines, equipment and facilities. Lessor shall keep the Common Areas in a neat, clean and orderly condition and shall repair any damage to the facilities thereof, including without limitation snow removal and grass cutting, provided, however, that Lessor shall not be obligated to remove ice and snow from the sidewalks, landings, loading docks and other areas which are part of or which exclusively serve the Leased Premises and designated on Exhibit "A" as being the responsibility of Lessee.


                                  ARTICLE VIII

                                      TAXES

                    Section 1. Lessee covenants and agrees to pay, in addition to all other sums required to be paid by Lessee under the provisions of this Lease, Lessee's Proportionate Share (as defined in Article VII, Section 1) of all taxes, levies, assessments, including but not limited to real estate taxes, (the "Taxes") that are levied on the Property (the "Tax Liability"). Notwithstanding the foregoing, if such a tax, assessment or levy is payable over a period which exceeds the Term, only that portion which is attributable to the Term is to be paid by Lessee. A tax, assessment or levy shall be paid by Lessor prior to any penalty period. If paid during a penalty period. Lessor shall be responsible for any increase in the amount due to late payment. Lessee shall pay its Proportionate Share of Taxes to Lessor as a monthly payment of Additional Rent according to the requirements for payment of estimated and actual Common Area Maintenance Expenses as set forth in the definition of that phrase at the beginning of this Lease.

                    Section 2. Nothing contained in this Lease shall require the Lessee to pay any income, estate, franchise, corporate, inheritance, succession, capital levy, business or transfer tax of



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the Lessor. Notwithstanding the above, if federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income, inheritance or estate tax) directly or indirectly upon (a) the Lessor with respect to this Lease or the value thereof, (b) the Lessee's use or occupancy of the Leased Premises, or (c) the annual Rent, Additional Rent or any other sum payable under this Lease, then the Lessee shall pay the amount as Additional Rent to the Lessor upon demand, or if, due to a future change in the method of taxation or assessment, any income, profit, franchise or other tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of) any tax assessment or charge which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein to the extent of such substitution.

                    Section 3. Lessee may, at its own expense and in its own name and behalf or in the name and behalf of Lessor, in good faith, contest any Taxes. In the event of any such contest, the Taxes so contested shall be paid. Lessor will cooperate fully with Lessee in any such contest with all expenses of Lessor being paid by Lessee.


                                   ARTICLE IX

                                    INSURANCE

                    Section 1. Lessee agrees, at Lessee's expense, to procure and maintain in force and effect continuously during the entire Term a policy or policies of insurance in a company or companies authorized to do business in the state of Pennsylvania, insuring Lessee and Lessor, as an additional insured, and, at Lessor's option, any other person, firm or corporation having an interest in the leasehold estate, from all claims, demands or actions for personal injuries to or death of any one person, in an amount of not less than One Million Dollars ($1,000,000,000); for personal injuries to or death of more than one person in any one accident, in an amount of not leas than One Million Dollars ($1.000,000.00); and for damages to or destruction of property (whether real, personal or mixed) in an amount of not less than One Million Dollars ($1.000.000.00) made or brought by or on behalf of any person or persons, firm or corporation and arising from, use and possession of, and the conducting of any business on, the Leased Premises, or arising from any accident occurring in or about the Leased Premises. In addition, Lessee shall maintain an "umbrella" liability insurance policy of not less than Five Million Dollars ($1,000,000.00). Lessee agrees to deliver certificates of all such policies of insurance and all renewals thereof to Lessor which certificates and policies shall provide Lessor with not less than ten (10) days advance notice of termination or non-renewal. Lessee shall provide Lessor as of the Rent Commencement Date and annually thereafter a certificate evidencing the Lessee's statutory workers' compensation insurance coverage.

                    Section 2. At all times during the Term, Lessor shall keep or cause to be kept all buildings and improvements at any time constituting the Leased Premises, insured against fires and all perils included within full standard extended coverage insurance, and, if not so included, vandalism and malicious mischief, collapse, water damage, weight of ice, sleet or snow, and



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sprinkler leakage, in good and responsible insurance companies, authorized to do business in the state of Pennsylvania, in an amount not less than One Hundred Percent (100%) of the replacement cost of the Building containing the Leased Premises, said insurance to be for the benefit of Lessor and the mortgagee of the Leased Premises, if any, as their interests appear. Lessee shall reimburse Lessor for Lessee's Proportionate Share of the cost of all such insurance on the Building under this Section 2 as a monthly payment of Additional Rent according to the requirements and procedures for payment of estimated and actual Common Area Maintenance Expenses as set forth in the definition of that phrase in
Article VII ("Insurance Liability").

                    Section 3. The Lessor agrees that Lessee is not required to insure the contents of the Leased Premises; but Lessee shall release, indemnify and hold harmless Lessor for any damage to the contents of the Property in accordance with Article XIII, Section 2.


                                    ARTICLE X

                                   INDEMNITY


                    (a) Subject to the limitation set forth below, Lessee agrees to indemnify ad hold Lessor harmless from and against any and all claims, including all reasonable expenses to Lessor, (except for any negligence by Lessor) for, or in connection with any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, out of the business conducted in the Leased Premises or occurring in, on or about the Leased Premises or any part thereof or arising directly or indirectly from any act or omission of Lessee or any sublessee, or their respective servants, agents, employees, contractors, invites or licensees, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, including reasonable attorney fees.

                   (b) Subject to the limitation set forth below, Lessor agrees to indemnify and hold Lessee harmless from and against any and all claims, including, all reasonable expenses to Lessee (except for any negligence by Lessee) for, or in connection with, any accident, injury or damage whatsoever caused to any person or property arising, directly or indirectly, out of the business conducted in the Leased Premises or occurring in, on or about the Leased Premises or any part thereof or arising directly or indirectly from any act or omission of Lessor or any sublessee, or their respective servants, agents, employees, contractors, invites or licensees, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, including reasonable attorney fees.




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                                   ARTICLE XI

                    DAMAGE OR DESTRUCTION OF LEASED PREMISES

                    Section 1. If the Leased Premises are damaged or destroyed by fire or other casualty, the Leased Premises shall be repaired or rebuilt by Lessor to the extent of insurance proceeds available therefor, and the Rent and Additional Rent, until such repairs shall be made, shall be fairly and justly apportioned from the date of such fire or other casualty according to the part of the Leased Premises which are usable by Lessee. If the Leased Premises are damaged so as to be untenantable or destroyed, the Rent and Additional Rent shall abate until the Leased Premises are rebuilt. Lessor agrees to repair or rebuild within a reasonable period of time after such casualty occurs. However, if reasonable estimates of the time for such reparation or rebuilding exceeds six months, then either the Lessor or the Lessee may terminate this Lease. No portion of insurance proceeds necessary to replace, restore or repair the Leased Premises shall be utilized to repair, restore or replace Lessee's fixtures, or furniture, equipment or other personalty.


                                   ARTICLE XII

                         MAINTENANCE OF LEASED PREMISES

                    Section 1. Lessor's Obligations. Upon receipt of written notice from Lessee, Lessor agrees to proceed with due diligence, at its sole cost and expense, to make any repairs, replacements or renewals to the roof, gutters, downspouts, floors, structural portions and exterior walls of the Building (except for painting and otherwise maintaining the appearance of the exterior walls of the Building which shall be included by Lessor in the Common Area Maintenance Expenses) provided such repairs, replacements and renewals are not made necessary by any neglect or act of Lessee, other than normal wear and tear and depreciation. During any period of repair by Lessor, Rent shall be fairly and justly reduced if, and to the extent, that Lessee's use of the Leased Premises is materially restricted. In the event such repairs, replacements or renewals are caused by act or neglect of Lessee, Lessee shall repair the same, at Lessee's cost pursuant to Section 2 of this Article XII.

                   Section 2. LESSEE'S OBLIGATIONS.

                    (a) Lessee shall at all times maintain the Leased Premises in good condition and promptly make all repairs, replacements and renewals which become necessary within the Leased Premises, other than those which are Lessor's obligation under Section 1 of this
          Article XII. Lessee shall also keep in force, with a licensed company, a maintenance agreement on the HVAC equipment which, at a minimum shall call for a preventative maintenance inspection twice per year including checking belts and motors and greasing as required. If Lessor installs HVAC equipment with filters, then Lessee shall keep in force a maintenance agreement



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           requiring the filters to be replaced four tunes a year, at a minimum.
           To the extent Lessee is obligated to make any repairs, replacements or renewals in or about the Leased Premises, Lessor does hereby assign to Lessee all manufacturers' and contractors' warranties and guarantees covering the Building and any other improvements on the Leased Premises that may be in effect during the Term, provided that such assignment shall terminate if this Lease is terminated by either party prior to the expiration of the manufacturers' or contractors' warranties and guarantees. Lessee shall be responsible, at Lessee's expense, for the removal of ice and snow from the sidewalks, landings, loading docks and other areas which are part of or which exclusively serve the Leased Premises and are designated on Exhibit "A" as being the responsibility of Lessee.

                    (b) Lessor and Lessee shall develop a mutually agreeable snow removal plan, Lessee agrees to cooperate with the implementation of the plan by facilitating the movement of Lessee's cars, trucks, trailers and other obstructions as needed for Lessor to promptly and efficiently remove snow and ice in the Common Areas.

                                  ARTICLE XIII

           WAIVER OF CLAIMS FOR DAMAGES TO REAL AND PERSONAL PROPERTY

                    Section 1. Lessor and Lessee, for themselves and for their respective insurers, agree to and do hereby mutually release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss of or damage to the property of the other, both real and personal, caused by or resulting from fire, tornado and all other casualties or perils of the type and character covered by fire and extended coverage insurance; notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective officers, employees or agents. Lessor and Lessee will each endeavor to secure an appropriate clause in, or endorsement on, any fire and extended coverage insurance policy covering their respective real and personal property, pursuant to which the respective insurance companies waive subrogation; provided, however, that a failure on the part of either party to secure such appropriate clause in, or endorsement, on any fire and extended coverage insurance policy covering their respective real and personal property, pursuant to which the respective insurance companies waive subrogation, shall negate the provisions of the above and foregoing mutual releases as to both parties.

                    Section 2. Lessee, for itself and for its respective insurers, if any, does hereby agree that all personal property on the Leased Premises shall be at the risk of the Lessee only, and Lessor shall not be or become liable for any damage to personal property of Lessee or others on the Leased Premises, nor for the loss of or damage to any property of Lessee or others due to theft, or to Lessee or to any other persons for damage to property persons whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes or any fixtures or appurtenances whatsoever, or arising by reason of the use of, said Building, fixtures or appurtenances therein, or

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by damage caused by fire, explosion, falling plaster, ice, snow, leaks, steam, gas, water or electricity from any part of the Property or Building including the Leased Premises or from any other cause or in any other manner whatsoever, except for damage or loss directly caused by the gross negligence or intentional acts of Lessor, its employees or agents. Lessor shall not be liable for any damage caused by other tenants or persons in the Building or on the Property, occupants of adjacent property, or by the public, or caused by operations in construction of any private, public or quasi public work. All property of the Lessee kept or stored on the Leased Premises shall be kept or stored at the risk of Lessee only, and Lessee shall hold Lessor harmless and indemnify Lessor from any claims, liabilities or costs (including reasonable attorney's fees) arising out of damage to the property of Lessee or of any third party located on the Property, or any other claims arising out of or resulting from Lessee's rights under this Lease or presence on the Property, including subrogation claims by Lessee's insurance carrier, unless such damage shall be caused by the willful act or gross negligence of Lessor.


                                   ARTICLE XIV

                                MECHANIC'S LIENS

                   Except for work or material which is the responsibility of Lessor under this Lease, Lessee agrees to pay promptly for any work done or material furnished in or about the Leased Premises after the commencement of the Term and to not suffer or permit any lien to attach to the Leased Premises, and Lessee further agrees promptly to cause any such lien or claims therefor to be released; provided, however, that in the event Lessee contests any such claim, Lessee agrees to indemnify and secure Lessor to the satisfaction of Lessor. Notice is hereby given that no mechanic's, materialman's or other lien sought to be taken or vested on the Leased Premises shall in any manner affect the right, title or interest of the Lessor therein and that Lessee shall have no authority from Lessor to permit or create such lien. In the event that any such lien shall be filed upon the Leased Premises by reason of any act or omission (or alleged act or omission) of Lessee or any sublessee and Lessee shall not, within ten
(10) days from and after notice to Lessee of the filing thereof have caused the same to be released or have indemnified and secured Lessor to the satisfaction of Lessor, then in such event, Lessor may, but shall not be obligated to, cause the same to be discharged; and if Lessor does so, Lessee agrees to reimburse Lessor promptly upon demand for all costs, expenses and other sums of money expended by Lessor in connection therewith.


                                   ARTICLE XV

                                 EMINENT DOMAIN

                   Section 1. If the whole or any part of the Leased Premises or Common Areas shall be taken by any public authority under the power of eminent domain, and if the portion of Leased Premises or Common Areas remaining after such taking shall not constitute sufficient space for the maintenance and operation of Lessee's business in an economically feasible and profitable manner, as reasonably determined by Lessee, then the Term shall cease as of the date possession of the condemned property is delivered by Lessor to the condemning authority, and Lessee shall pay Rent and Additional Rent up to that date with an appropriate refund by Lessor of such Rent and Additional Rent as may have been paid in advance for a period subsequent to the date of taking; provided, however, if Lessee, in its sole opinion, can use any part of the Leased Premises in an economically feasible and profitable manner, and Lessor determines in its sole opinion that such continued use of the remaining portion of the Leased Premises shall be economically feasible and profitable for the Lessor, then the Lease shall continue in effect as to that part of the Leased Premises, and the Rent and Additional Rent shall be abated from the date of taking in proportion to the number of square feet so taken. In the case of taking of a portion of the Common Area but not the Leased Premises, such that Lessee, can still use the remaining part of the Leased Premises in an economically feasible and profitable manner as determined by both the Lessee and Lessor, then the Lease shall continue in effect, and no abatement of Rent or Additional Rent shall occur by reason thereof. If Lessor determines that the Lessee's continued use is economically feasible and profitable to Lessor, then Lessor agrees at its sole cost and expense to make all repairs, construction, additions or alterations that may be necessary or requisite for the making of the remainder of the Leased Premises a complete architectural and operating unit, and suitable for the business and operations of Lessee in an economically feasible and profitable manner. Otherwise, Lessor may terminate this lease upon thirty (30) days' written notice to Lessee.

                   Section 2. All compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall be the property of Lessor, whether such damages shall be awarded as compensation for diminution in the value of, or loss of, the fee of the Leased Premises, and Lessee hereby assigns to Lessor all of Lessee's right, title and interest in and to any and all such compensation; provided, however, that Lessor shall not be entitled to any award made to Lessee for the cost of removal of fixtures, stock and other personal property of Lessee, or for any other expenses or losses of Lessee connected with or resulting from any such taking, including the value of the leasehold estate, or any other awards, reimbursements or payments that may be made, awarded or granted to Lessee directly under applicable law. Under no circumstances shall Lessee have any claim against Lessor or the condemning authority for the value of the unexpired term of this Lease.


                                   ARTICLE XVI

                                 QUIET ENJOYMENT

                   Lessor covenants that Lessee, when paying the Rent and Additional Rent and performing all the covenants and agreements herein provided to be performed by Lessee, shall peaceably and quietly have, hold and enjoy the Leased Premises for the Term.

                                  ARTICLE XVII

                                    DEFAULT

                   Section 1. Subject to the provisions of this Article XVII, this Lease is made upon the express condition that Lessee shall faithfully and punctually perform and observe all the agreements, covenants and conditions herein set forth to be performed by Lessee, and that if at any time any Rent, Additional Rent, Taxes, insurance premiums, utilities charges or any other monies required to be paid by Lessee hereunder, or any part thereof, shall be in arrears and unpaid for a period of ten (10) days after notice in writing thereof shall have been given by Lessor to Lessee, or if defaults shall be made or suffered in the performance or observance of any of the other covenants or conditions of this Lease, and if Lessee fails to cure such default within thirty
(30) days after notice in writing thereof shall have been given by Lessor to Lessee, or if the nature of the default is such that it cannot be cured within thirty (30) days after notice, then if Lessee fails to commence to cure the default within the thirty (30) day notice period and to diligently and continuously thereafter proceeds to cure the default, Lessor shall have the right, at its election, to terminate this Lease or to enter upon the Leased Premises and take immediate possession thereof, and to bring suit for and collect from Lessee all Rents, Additional Rents, undisputed Taxes, utilities, insurance premiums, payments or other charges which shall have accrued up to the time of such entry, and thence forward from the time of such entry this Lease shall become void for all intents and purposes whatsoever, subject, however, to the right of Lessor to sue on such Lease for the continuing breach thereof, and this Lease and all buildings and improvements upon the Leased Premises shall be forfeited to Lessor without compensation therefor to Lessee, or any other person, firm or corporation whomsoever, provided, however, that if Lessee shall twice in any consecutive twelve month period cure a payment default by making payment within ten (10) days of a notice of default, then upon the occurrence of a third payment default within the said consecutive twelve month period, Lessee shall have no right to cure the default and Lessor shall have no obligation other than to notify the Lessee that the payment default has occurred for a third time during a consecutive twelve month period and that Lessor is exercising its default remedies under the Lease. Such right to sue and the right to forfeit and reenter are cumulative and not exclusive of each other or of any other lawful right or remedy that Lessor may have, and the fact that Lessor may have brought suit and recovered judgment for Rent or other sums in default hereunder shall not impair its right to cause forfeiture of this Lease and reenter, upon the terms set forth herein, in case the default upon which any such suit was based shall continue unsatisfied for the period of time hereinabove stipulated for such forfeiture and entry. Regardless of anything to the contrary stated above, in addition to any other remedies set forth herein, Lessor may declare immediately due and payable from Lessee, in addition to any damages or other amounts becoming due from Lessee under any other provision of this Lease, an amounts equaling the difference between the Rent and all other payments due from Lessee under this Lease from the date of the default for the remaining Term to the expiration of this Lease and the then fair market value of the Leased Premises for the same period, both discounted to present value.

                   Section 2. Should any of the events of default hereinabove specified occur, in case Lessor does not elect to exercise the right to terminate this Lease conferred by the provisions of Section 1 of this Article XVII, Lessor shall nevertheless have, and is hereby expressly given, the right at its sole election to reenter the Leased Premises with or without legal process, and to remove and store for Lessee, Lessee's signs and all property and effects of Lessee or other occupants of Leased Premises, and to relet the Leased Premises upon such terms and to such person or persons and for such period or periods as Lessor may reasonably determine: and in case of such reletting, Lessee shall be liable to Lessor for the difference between the Rents and payments herein reserved and agreed upon for the residue of the Term (except as hereinafter otherwise provided) and the rent realized by Lessor by such reletting, such net rents and payments to be determined by deducting from the entire rents and payments received by Lessor from such reletting, the expenses of recovering possession, reletting, altering and repairing the Leased Premises, storing Lessee's property, and collecting rent, including but not limited to brokers commissions, advertising costs and reasonable attorney's fees; and Lessee hereby agrees to pay to Lessor such deficiency each month, as the same may accrue. Lessee shall pay to Lessor within ten (10) days after the expiration of each month during such residue of the Term the difference between the Rents and payments for said month, and the net amount realized by Lessor from the Leased Premises during said month from such reletting. Lessor shall have the right at any time after such reentry and reletting, in its sole discretion, to terminate this Lease and thence forward there shall be no liability on the part of Lessee for any future accruing Rent or payments reserved under this Lease.

                   Section 3. If, after the commencement of the Term (a) Lessee shall be adjudicated as bankrupt or adjudged to be insolvent; (b) a receiver or trustee shall be appointed for Lessee's property and affairs; (c) Lessee shall make an assignment for the benefit of creditors or shall file a petition in bankruptcy or insolvency or for reorganization or debtor's arrangement or shall make application for the appointment of a receiver, or (d) any execution or attachment shall be issued against Lessee or any of Lessee's property, whereby the Leased Premises or any Building or buildings or any improvements thereon shall be taken or occupied or attempted to be taken or occupied by someone other than Lessee, except as may be herein permitted, and such adjudication, appointment, assignment, petition, application, execution or attachment shall not be set aside, vacated, discharged or bonded within thirty (30) days after the issuance of the same, then an event of death hereunder shall become effective, and Lessor shall have the rights and remedies provided for herein. Notwithstanding the foregoing, however, so long as the Rent shall continue to be paid hereunder, and Lessee shall perform all of the terms, covenants and conditions on its part to be performed, Lessor shall not have the right to declare a default in this Lease.

                   Section 4. No expiration or termination of this Lease pursuant to this Article and no repossession of the Leased Premises shall relieve Lessee of its liability and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Lessor may, at its option sue for and collect all Rent and other charges due hereunder at any time as when such charges accrue.

                   Section 5. In the event that Lessor commences suit for repossession of the Leased Premises, for the recovery of Rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of the Lessee to be kept or performed and a breach shall be established, Lessee shall pay to Lessor all expenses incurred in connection therewith, including reasonable attorneys' fees.

                   Section 6. This Lease is also made upon the express condition that Lessor shall faithfully and punctually perform and observe all the agreements, covenants and conditions set forth herein to be performed by Lessor. If any default shall be made or suffered in the performance or observance of any of the covenants or conditions of this Lease to be performed by Lessor, and if Lessor fails to cure such default within thirty (30) days after notice in writing thereof shall have been given by Lessee to Lessor, or if such default is of a nature which cannot be reasonably cured within such thirty (30) day period, and Lessor fails to commence a cure within the thirty (30) day period and diligently pursue a cure thereafter, Lessee shall have the right, at its election, to terminate this Lease and thence forward this Lease shall become void for all intents and purposes whatsoever subject, however, to the right of Lessee to sue on such Lease for direct damages sustained by reason of Lessor's default (but Lessor shall not be liable for consequential damages). Provided, however, that Lessor may at any time before the expiration of such period of thirty (30) days, perform its obligations under this Lease for which Lessor shall be in default, or if the nature of the default is such that it cannot be cured within thirty (30) days, Lessor may promptly commence a cure within the thirty (30) day period and diligently pursue a cure thereafter, and thereby prevent such termination of this Lease. Any rights of Lessee hereunder in the event of default by Lessor are cumulative and not exclusive of each other or any other lawful right or remedy that Lessee may have, and the fact that Lessee may have brought suit and recovered judgment against Lessor shall not impair its right to cause termination of this Lease.


                                  ARTICLE XVIII

                              SURRENDER OF PREMISES

                   Section 1. Upon expiration of the Term, Lessee shall quit and surrender the Leased Premises, in broom clean and good condition and repair (depreciation and normal wear and tear excepted). Lessee shall, upon or before the end of the Term, at Lessee's cost, remove from the Leased Premises all its property, including by way of illustration the furniture, fixtures, equipment and trade fixtures, and all property not so removed shall be deemed abandoned by Lessee. If Lessee fails to remove all its property, Lessee shall pay to Lessor the cost of removing Lessee's property, which covenant shall survive the expiration and/or termination of this Lease. In addition to the removal of Lessee's property. Lessor may, at Lessor's sole discretion, require the Lessee, at Lessee's expense, to remove any alternations or improvements to the Leased Premises made by the Lessee and restore the Leased Premises to its original condition (ordinary wear and tear accepted) at the commencement of the Lease. If Lessee shall fail to remove such alterations in accordance with the foregoing provision, Lessor shall have the right to remove such alterations and bring an action against Lessee to recover the cost of such removal, which right shall survive the expiration and/or termination of this Lease.

                   Section 2. It is understood that all movable furniture, fixtures, equipment and all trade fixtures of every kind, character and description, placed in or upon the Leased Premises or owned by Lessee shall remain the property of Lessee, and may be removed by Lessee at any time; provided that Lessee shall repair any damage to the Building, at Lessee's cost, resulting from the removal of any property of the Lessee. The right of Lessor to recover from Lessee the cost of repairing any damages to the Leased Premises resulting from Lessee's removal of Lessee's property shall survive the expiration and or termination of this Lease.

                                   ARTICLE XIX

                                  HOLDING OVER

                   If Lessee should remain in possession of the Leased Premises after the expiration of the Term, as renewed or extended, and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, and Rent and Additional Rent, computed as One Hundred Fifty Percent (150%) of the Rent and Additional Rent paid during the last month of the term previously expired, shall continue to apply to such extended tenancy; provided that nothing herein shall be construed to give Tenant the right to the continued possession of the Leased Premises subsequent to the expiration of the term, and Lessor shall have the right to utilize all remedies at law and equity, including self-help and summary action for ejectment to immediately recover possession of the Leased Premises.


                                   ARTICLE XX

                              COMPLIANCE WITH LAWS

                   Lessee agrees to use the Leased Premises in a manner which shall be in compliance with all applicable laws, rules and regulations, orders and ordinances which relate specifically to, or which are imposed by reason of, its particular use of the Leased Premises, and further agrees not to suffer or permit the Leased Premises to be used for any unlawful purpose, and to protect Lessor and save it and the Leased Premises harmless from any and all fines and penalties that may result from or be due to any infractions of or noncompliance with the said laws, rules, regulations, orders and ordinances. Lessor shall be responsible for compliance with all applicable laws, rules and regulations, orders and ordinances which relate to the Leased Premises generally and which are not applicable solely due to Lessee's particular use of the Leased Premises, and to the Building and Property, including without limitation, parking lots, walkways, common areas and all ingress and egress associated with the Leased Premises, including by way of illustration, laws requiring the removal of asbestos or other hazardous materials and the Americans With Disabilities Act
(ADA)

1991. Lessor warrants and represents to Lessee that as of the Rent Commencement Date, the Leased Premises shall be in compliance with the ADA.

                                   ARTICLE XXI

                                     NOTICES

                   Section 1. Any notice herein provided to be given to Lessor shall be given by registered or certified United States mail, return receipt requested, postage prepaid, or by Federal Express or some other nationally recognized air carrier system, addressed as follows:

                            If to Lessor: Conewago Contractors, Inc.
                                          660 Edgegrove Road
                                          P. 0. Box 688
                                          Hanover, PA 17331
                                          Attention: Allen Smith, Vice President

                   Section 2. Any notice herein provided to be given to Lessee shall be given by registered or certified United States mail, return receipt requested, postage prepaid, or by Federal Express or some other nationally recognized air carrier system, and shall be addressed as follows:

                            If to Lessee: Pennsylvania International
                                           Distribution Services, Inc.
                                          3360 Industrial Road
                                          Harrisburg, PA 17101

                   Section 3. Any and all notices given, as above provided, shall be deemed to be given when received by the addressee.

                   Section 4. Each party shall have the right to specify, in lieu of its above-specified address, any other address in the United States of America by giving to the other party at least fifteen (15) days prior written notice of such change of address sent in accordance with Section 1 or 2 above.

                                  ARTICLE XXII

                   NON-WAIVER; RIGHTS AND REMEDIES CUMULATIVE

                   No requirement of this Lease shall be deemed waived or varied, nor shall Lessor's acceptance of any payment with knowledge of any default or either party's failure or delay to take advantage of any default constitute a waiver of such party's rights hereunder or of any subsequent or continued breach of any requirement of this Lease. All rights and remedies of either party hereunder or in connection with this Lease shall be in addition to, and not in substitution for, any rights or remedies otherwise available to such party.

                                  ARTICLE XXIII

                             SUCCESSORS AND ASSIGNS

                   All covenant agreements, conditions, limitations, exceptions and undertakings contained in this Lease shall extend to, and inure to the benefit of, and be binding upon, the respective heirs, executors, administrators, legal representatives, successors and assigns of Lessee and Lessor; provided that any assignment by Lessee is duly consented to by Lessor in accordance with Article XXV.


                                  ARTICLE XXIV

                               ACCESS TO PREMISES

                      Lessee agrees that Lessor, its agents, servants or employees, or any person authorized by Lessor, may enter the Leased Premises during usual business hours to inspect the condition of the same and to make such repairs as Lessor may be required or permitted to make under the provisions of this Lease, to exhibit the same to prospective purchasers of the Leased Premises and/or Building, and, within six (6) months prior to the termination of this Lease, or any extensions thereof, to exhibit the Leased Premises to prospective tenants and to place in and upon the premises at such places as Lessor may determine "For Rent" signs or notices; provided, however, that such signs or notices shall not be placed in positions in which they would unreasonably interfere with the continued conduct of Lessee's business or obstruct Lessee's own signs as then erected. Such entry, inspection and repairs as Lessor may make of or to the Leased Premises and the Building and improvements thereon and such signs and notices shall not constitute eviction of Lessee in whole or in part. Nothing herein contained, however, shall be deemed or construed to impose upon Lessor any obligation or liability whatever for care, supervision, repair, improvement, addition, change or alteration of the Leased Premises or the Building or improvements thereon other than as expressly provided in this Lease.


                                   ARTICLE XXV

                            ASSIGNMENT AND SUBLETTING

                      Lessee may not assign this Lease or sublet all or part of the Leased Premises without the prior written consent of Lessor to such assignment or such subletting, such consent not to be unreasonably withheld. The assignment or sublease shall not be effective unless Lessor provides Lessee with a written consent. Regardless of Lessor's consent, Lessee shall continue to be primarily responsible to Lessor for the performance of each of the terms, conditions and covenants to be performed by Lessee under the terms of this Lease, and provided further, that at the time of such assignment or subletting, such assignee or sublessee shall execute a document agreeing to perform for the benefit of Lessor each and every term, condition and covenant of this Lease, Lessor shall be permitted to proceed directly against Lessee for the failure of the performance of any term, condition or covenant of this Lease without the necessity of joining in any such action or actions any assignee or sublessee, provided, however, that at Lessor's option, Lessor may join such assignee or sublessee.


                                  ARTICLE XXVI

                            MODIFICATION/CONSTRUCTION

                       No oral statement or written matter bearing date prior to the date hereof shall have any force or effect in connection with the interpretation of this agreement or otherwise. Lessee and Lessor agree that they arc not relying on any representations or agreements other than those contained in this Lease. No agreement shall be held as changing or in any manner modifying adding to, or detracting from, any of the terms or conditions of this Lease unless such agreement shall be in writing and duly executed by the parties hereto. Lessor and Lessee acknowledge that this Lease constitutes their mutual work product and agree that no inferences shall be drawn based upon this Lease being drafted either by Lessor or by Lessee.


                                  ARTICLE XXVII

                                     SIGNAGE

                   Lessee shall be permitted to erect a wall sign on the exterior wag of the Leased premises complying with all applicable zoning laws and regulations now or hereafter in effect and subject to the approval of the Lessor and any standards established by Lessor for the design and location of wall signs on the Building. Lessor shall cooperate with Lessee in obtaining approval from the appropriate state and local authorities to install such signage on behalf of Lessee. Lessee shall bear all costs associated with obtaining approvals. In the event Lessor shall elect to erect a pylon or a monument sign for the property, Lessee will be allocated proportionate space on the sign as determined by multiplying the square footage of the face of the sign times a fraction, the numerator of which is the square footage of the Leased Premises and the denominator of which is the square footage of the Building. The Lessee shall provide, at Lessee's sole cost, the lettering or other signage to be placed on the face of the pylon or other project sign in the space allocated to Lessee; provided that the signage shall be subject to the approval of the Lessor, which approval shall not be unreasonably withheld.

                                  ARTICLE XXVIII

                            ALTERATIONS AND ADDITIONS

                      Lessee shall not make or allow to be made any alterations, additions or improvements to or of the Premises or any part thereof without first obtaining the written consent of Lessor. which shall not be unreasonably withheld. All such alterations, additions and improvements shall be completed in a good and workmanlike manner and shall be constructed in accordance with all applicable laws and building codes, and in a manner so as to not structurally impair the Leased Premises or the Building. The Lessee shall cause its contractors to comply with the insurance provisions of this Lease. The Lessee shall provide the Lessor with a complete set of plans and specifications for any proposed alterations. The Lessor's receipt, review and possible approval of such plan and specification shall not be construed to constitute a representation or warranty by the Lessor as to compliance with applicable laws, as to the structural, engineering or other design depicted in such plans and specifications or as to the quality or fitness of any materials used.

                                  ARTICLE XXIX

                                  ENVIRONMENTAL


                      Section 1. Lessor represents and warrants that to the actual knowledge of Lessor, as of the date of this Lease, the Leased Premises are in compliance with state and federal environmental laws. Lessee hereby agrees that Lessee and entities or persons claiming under the Lessee, such as any sublessee of the Lessee, and the Lessee's agents, contractors and employees will not discharge, dump, spill or improperly store within the Leased Premises any hazardous substances, wastes or materials, as identified or defined in any federal, estate or local law, statute, ordinance, rule or regulation with respect to the treatment or handling of hazardous substances, wastes or materials. If any hazardous substances, wastes or materials are disposed of, released or discharged on, in or under or improperly stored in or on the Leased Premises, the Building or Property, in violation of any of the aforesaid environmental laws, rules, regulations or ordinances by the Lessee, or entities or persons claiming under the Lessee, or the Lessee's agents, contractors, employees, licensees or invitees, then all costs of removal incurred by, all liability imposed upon, or damages suffered by the Lessor because of the same shall be paid by the Lessee. The Lessee further agrees to indemnify, defend and hold harmless the Lessor and its employees, contractors, agents, tenants, and invitees harmless from any claim, judgment, damage, penalty, fine, liability (including sums paid in settlement of claims) or loss, including reasonable attorneys fees and litigation costs, which arise during or after the Term as a result of the Lessee's breach of the covenants contained herein. Lessee further agrees that Lessee shall be responsible for the environmental condition of the Leased Premises prior to the Commencement Date of the Lease.

                  Section 2. If either the Lessee or Lessor now has or during the term of this Lease shall obtain actual knowledge of any release, discharge, dumping, spill or deposit of any hazardous substances in excess of the minimum reporting requirements required by law, rule or regulation, which has occurred or is occurring which reasonably affects or threatens to affect the Premises, or the persons, structures, equipment or improvements thereto ("Hazardous Spill"), that party shall notify as quickly as practicable, by oral report, in person, or by telephone, the other party. The reporting party shall provide written confirmation of an oral report to the other party within seventy-two (72) hours of the oral report, unless otherwise required by law or mutually agreed by the parties.

                  Section 3. Lessee and Lessor each agree to cooperate fully with the other in promptly responding to, reporting to any regulatory agency, and remedying (in accordance with applicable law or as authorized or approved by any federal, state or local agency having authority over environmental matters) any Hazardous Spill into or affecting drainage systems, soils, groundwater, waters or the atmosphere.

                  Section 4. To the extent that the Hazardous Spill is the responsibility of either party, the responsible party shall move with all reasonable dispatch to confine, remove and remediate the Hazardous Spill and its effects on the environment. Upon completion of the confinement, removal or remediation, the party shall report said completion to the other party. The non-responsible party shall have the right to conduct a "shadow audit" of the activities of the responsible party at no cost to the responsible party to assure that the Hazardous Spill has been remediated.

                                   ARTICLE XXX

                                     BROKERS

                  The Lessee and the Lessor both represent and warrant that they have not dealt with a real estate broker or agent in connection with this transaction (other than Commercial Industrial Realty Company, whose commission shall be paid by Lessor). Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee, except by separate agreement.

                                  ARTICLE XXXI

                  CONDITIONS OF LEASED PREMISES, LESSOR'S WORK

                  (a) Lessee acknowledges and agrees that, except as expressly set forth in this Lease. it is understood and agreed that Lessor is not making and has not at any time made any representations or warranties of any kind or character, express or implied, with respect to the Property, including, but not limited to, any representations or warranties as to the suitability of the Property for the conduct of Lessee's business or as to the merchantability or fitness of the Property for a particular purpose.

                  (b) Lessee acknowledges and agrees that it is accepting the Property "As-is, where-is, with all faults", except to the extent, if any, expressly provided otherwise in this Lease. Lessee has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto, or any other person or agent representing or purporting to represent Lessor, to whomever made or given, directly or indirectly, orally or in writing, unless specifically set forth in this Lease. Lessee also acknowledges that the rental reflects and takes into account that the Property is being rented "as-is".

                  (c) Regardless of the foregoing, Lessor, at Lessor's cost, shall perform the following:

                                    (i) Lessor shall pave the access way and
                           parking area serving the Leased Premises on or before August 31, 2000, subject to the ability of the Lessor to obtain the necessary governmental permits and approvals for such work. Lessor will diligently pursue the necessary permits and approvals.

                                    (ii) Landlord shall paint tie exterior of
                           the wall directly adjacent to the Leased Premises by May 31, 2000.

                                  ARTICLE XXXII

                          SUBORDINATION AND ATTORNMENT

                  Lessee accepts this Lease subject and subordinate to any mortgage or mortgages (including, without limitation, the notes or other obligations secured thereby and any and all renewal, modifications, consolidations, replacements or extensions of any such mortgages or the notes or other obligations secured thereby) now in existence or hereinafter made from time to time, effecting the title to the Property, Building or Property or Lessor's interest therein. Lessee also accepts this Lease subject and subordinate to all instruments in the chain of fee title to the Property including any and all renewals, modifications, consolidations, replacements or extensions of such instruments. Lessee shall execute, acknowledge and deliver to the holder of any such mortgage or to any of the parties to such instruments, within fifteen (15) days of demand by such holder or by any such party, any releases, certificates or other documents that may be required by such holder or by any such party, for the purpose of evidencing the subordination of this Lease to such mortgages or instruments or to any renewals, modifications, consolidations, replacements or extensions thereof; provided that such documents contain non-disturbance provisions satisfactory to Lessee. In the event of a sale under any mortgage (or any note or other obligation secured thereby) to which this Lease is subordinate, or a taking of possession of the Leases Premises, Building or Property by the mortgagee or other person acting for or through the mortgagee under any mortgage to which this Lease is subordinate, then, and upon the happening of any such events, Lessee shall attorn to and recognize, as Landlord hereunder the party who, but for this Lease, would be entitled to possession of the Leased Premises, Building or Property; provided that satisfactory non-disturbance obligations are provided to Lessee.


                                 ARTICLE XXXIII

                                  MISCELLANEOUS

                  Section 1. Waiver. The waiver by the Lessor or the Lessee of any breach of any provision of this Lease or the failure by the Lessor or the Lessee to insist upon the strict observance of any provision shall not be deemed to be a waiver of any subsequent breach thereof.

                  Section 2. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania

                  Section 3. Attorney's Fees. If either the Lessor or the Lessee brings suit or other legal proceedings to enforce the provisions of this Lease against the other, then the party prevailing in such suit shall be reimbursed by the other for all reasonable attorney's fees and litigation costs incurred by the prevailing party in connection with such suit or proceeding.

                  Section 4. Estoppel Certificates. Each party shall deliver to the other, within ten (10) days after request therefor, an estoppel certificate as to the status of this Lease including the date through which rent has been paid, the remaining term of the Lease. and the outstanding defaults, if any, claimed by the party giving such estoppel, and such other factual matters with respect to the Lease as shall be reasonably requested. The failure of Lessee to provide an estoppel statement within ten (10) days after a written request by Lessor to execute such statement, shall be a default under this Lease and Lessor shall have the right to exercise any and all remedies provided in this Lease upon an event of default.

                  Section 5. Self Help.

                  (a) Lessor may perform, on behalf and at the expense of Lessee, any obligation of Lessee under this Lease which Lessee has failed to perform after any required notice and expiration of any cure period and the expense incurred by Lessor in so performing such obligation, together with interest thereon at the rate of fifteen percent (15%) per annum from the date of such expenditure, shall be deemed Additional Rent and shall be payable by the Lessee to the Lessor upon demand. Notwithstanding the foregoing, the Lessor may exercise its rights set forth above without any notice to the Lessee if the Lessor, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of the Lessee constitutes an emergency.

                  (b) Lessee may perform, on behalf and at the expense of Lessor, any obligation of Lessor under this Lease which Lessor has failed to perform after the Lessee has provided Lessor with the required notice in accordance with Article XXI, Section 6 and Lessor has not timely cured the default and the expense incurred by Lessee in so performing the Lessor's obligation may be deducted by Lessee from the Rent to the Lessor.

                  Section 6. Force Majeure. In the event the Lessor or the Lessee shall be delayed, hindered or prevented from the performance of any and all acts required under this Lease or by law, other than payment of any sums of money due or items where "time is of the essence" are specifically set forth herein, by reason of an act of God, fire, casualty, actions of the elements strikes, lockouts, other labor trouble, inability to procure or general shortage of labor, equipment, facilities, materials, supplies, failure of transportation or power, restrictive governmental laws or regulations, riots, insurrection, war or any other cause similar or dissimilar to the foregoing beyond the control of the parties, the performance of such act or acts shall be extended for the period necessary to complete performance after the end of the period of such delay.

                  Section 7. Limitation of Liability. If the Lessor shall fail to perform any covenant, term or condition of this Lease upon the Lessor's part to be performed and, as a consequence of such default, the Lessee shall recover a money judgment against the Lessor, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of the Lessor in the Property and out of rents or other income from the Property receivable by the Lessor or out of the consideration received by the Lessor from the sale or other disposition of all or any part of the Lessor's right, title and interest in the Property. The covenants in this Lease shall run with the Property and all liability of the present the Lessor shall cease in the event of sale or transfer of its interest.

                  Section 8. Accord and Satisfaction. No endorsement or statement on any check or letter accompanying any check or payment delivered or made hereunder shall be deemed an accord and satisfaction, and the party receiving same may accept such check or payment without prejudice to said party's right to recover the balance of any amounts due hereunder or to pursue any remedy provided herein.

                  Section 9. No Recording. This Lease shall not be recorded. Any recording of this Lease shall be a default hereunder, without notice of default required, and Landlord shall have the right to pursue any and all remedies provided for herein, or in equity or at law.

                  IN WITNESS WHEREOF, Lessor and Lessee have executed this lease effective as of the 1st day of May, 2000.

ATTEST:                                 LESSOR:
                                        CONEWAGO CONTRACTORS, INC.

/s/ Shelly L. Bardt                     By: /s/ Allen N. Smith
----------------------------                ------------------------------------
(Asst.) Secretary                       Name: ALLEN SMITH
                                              ----------------------------------
                                        Title: VICE PRESIDENT
                                               ---------------------------------


ATTEST:                                 LESSEE:
                                        PENNSYLVANIA INTERNATIONAL
                                        DISTRIBUTION SERVICES, INC.

/s/ Doug Verbus                         By: /s/ Doug Verbus
----------------------------                ------------------------------------
(Assistant) Secretary                   Name: DOUG VERBUS
                                              ----------------------------------
                                        Title: Vice President, ????????
                                               ---------------------------------

                                    EXHIBIT A

                         (Description of Leased Premises)

                                [BUILDING PLANS]